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                        Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996 accompanying the financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 2, 1996 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America, in post-effective amendment No. 5 to the Registration Statement No. 33-77256 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.

                                                Ernst & Young LLP

                                                ERNST & YOUNG LLP


     Philadelphia, Pennsylvania

     December 23, 1996